Exhibit 10.3

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (“Second Amendment Agreement”) is made and entered into as of the 30th day of May, 2011 by and between Ashland Inc., a corporation organized under the laws of Kentucky, having its principal place of business at 50 East RiverCenter Boulevard, Covington, Kentucky 41012 (“Ashland”), and Nexeo Solutions, LLC, formerly known as TPG Accolade, LLC, a limited liability company organized under the laws of Delaware, having its principal place of business at 5200 Blazer Parkway, Dublin, Ohio 43017 (“Buyer”).

WHEREAS, Ashland and Buyer have entered into that certain Agreement of Purchase and Sale, dated as of November 5, 2010, as amended by that certain Amendment Agreement, dated as of March 31, 2011 (the “Agreement”), and capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement on the terms set forth in this Second Amendment Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, the parties agree as follows:

Section 1. Amendments to Section 1.1.

(a) Section 1.1 of the Agreement is hereby amended by adding the language set forth below to the end of the definition of “Accounts Payable”:

“; provided that the Retained China Accounts Payable shall not constitute Accounts Payable and shall not be assumed by Buyer or a Buyer Affiliate, but shall instead be retained by the applicable Asset Selling Corporation.”

(b) Section 1.1 of the Agreement is hereby amended by adding the language set forth below to the end of the definition of “Accounts Receivable”:

“; provided that the Retained China Accounts Receivable shall not constitute Accounts Receivable and shall not be transferred to Buyer or a Buyer Affiliate, but shall instead be retained by the applicable Asset Selling Corporation.”

(c) Section 1.1 of the Agreement is hereby amended by adding the language set forth below to the end of the definition of “Prepaid Expenses”:

“; provided that the Retained China Prepaid Expenses shall not constitute Prepaid Expenses and shall not be transferred to Buyer or a Buyer Affiliate, but shall instead be retained by the applicable Asset Selling Corporation.”

(d) Section 1.1 of the Agreement is hereby amended by inserting the language set forth below in appropriate alphabetical order:

““Retained China Accounts Payable” shall mean the accounts and notes payable of Ashland (China) Holdings Co., Ltd. and Ashland Valvoline Chemical (Shanghai) Co., Ltd. that are described on Schedule 1.1(g).”

““Retained China Accounts Receivable” shall mean the accounts and notes receivable of Ashland (China) Holdings Co., Ltd. and Ashland Valvoline Chemical (Shanghai) Co., Ltd. that are described on Schedule 1.1(g).”

““Retained China Prepaid Expenses” shall mean the prepaid expenses of Ashland (China) Holdings Co., Ltd. that are described on Schedule 1.1(g).”

Section 2. Amendments to Section 3.1(b).

(a) Section 3.1(b)(viii)(A) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

“(viii)(A) As soon as practicable following the Local Closing Date, and in any event within 30 days following the Local Closing Date, Buyer shall cause the Buyer Corporations in China to pay to the Asset Selling Corporations in China an aggregate amount equal to $1,243,884 (such amount, the “China Consideration Amount”) (it being understood that, of such amount, $275,849 shall be paid to Ashland (China) Holdings Co., Ltd. and $968,035 shall be paid to Ashland Valvoline Chemical (Shanghai) Co., Ltd.) in local currency, converted at the applicable Bloomberg Currency Composite Rate (London (CMPL)) (or any successor thereto) at 6 p.m., London time, on the date that is three (3) Business Days prior to the Local Closing Date, or such other date as Ashland and Buyer may agree to be appropriate for such calculation. Such amount shall be paid in immediately available funds by wire transfer in accordance with written instructions given by Ashland to Buyer not less than two (2) Business Days prior to the Local Closing Date or such later time as may be agreed by Ashland and Buyer.”

(b) Section 3.1(b)(ix)(C) of the Agreement is hereby amended by adding the following sentence to the end of the Section:

“For the avoidance of doubt, the Retained China Accounts Payable, the Retained China Accounts Receivable and the Retained China Prepaid Expenses shall be excluded from Net Working Capital for all purposes of this Agreement, including for purposes of determining the Net Cash Flow Amount.”

Section 3. Amendments to Disclosure Schedules. The Disclosure Schedules are hereby amended by adding the language attached hereto as Annex I as a new Schedule 1.1(g).

Section 4. Continuing Effect of Agreement. This Second Amendment Agreement shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of either party hereto that would require an amendment, waiver or consent of such party except as expressly stated herein.

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Section 5. Assignment. No party to this Second Amendment Agreement may assign any of its rights or obligations under this Second Amendment Agreement, including by sale of stock or by operation of Law in connection with a merger or sale of substantially all assets, without the prior written consent of the other party hereto; provided that no such assignment by Buyer or Ashland, as the case may be, shall relieve such assignor of any of its obligations hereunder.

Section 6. Parties in Interest. This Second Amendment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Second Amendment Agreement, express or implied, is intended to confer upon any Person other than Buyer, Ashland or their successors or permitted assigns, any rights or remedies under or by reason of this Second Amendment Agreement.

Section 7. Governing Law. This Second Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., its rules of conflict of law notwithstanding.

Section 8. Counterparts. This Second Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Second Amendment Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Second Amendment Agreement.

Section 9. Severability. The provisions of this Second Amendment Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Second Amendment Agreement, or the application thereof to any Person or any circumstances, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Second Amendment Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed or caused this Second Amendment Agreement to be executed as of the date first written above.

NEXEO SOLUTIONS, LLC		ASHLAND INC.

By:	/s/ Michael B. Farnell, Jr.	By:	/s/ John W. Joy
Name:	Michael B. Farnell, Jr.	Name:	John W. Joy
Title:	Vice President	Title:	Vice President, Corporate Development

[Signature Page to Second Amendment Agreement]

ANNEX I

Schedule 1.1(g)

Ashland Valvoline Chemical (Shanghai) Co., Ltd.:

The following accounts receivable of Ashland Valvoline Chemical (Shanghai) Co., Ltd. are Retained China Accounts Receivable:

Retained China Accounts Receivable of Ashland Valvoline Chemical (Shanghai) Co., Ltd.

Description	Amount (in CNY)*
114210 Misc A/R- NonSystem	1,571,201.65
114588 Acct & NR PC Adj	2,937,417.79

TOTAL	4,508,619.44

*Amounts	are illustrative based on pro forma accounts as of May 28, 2011.

The following accounts payable of Ashland Valvoline Chemical (Shanghai) Co., Ltd. are Retained China Accounts Payable:

Retained China Accounts Payable of Ashland Valvoline Chemical (Shanghai) Co., Ltd.

Description	Amount (in CNY)*
212108 GR/IR Materials	(3,253,310.01)
214998 Trade&Oth Pay PC Adj	(1,253,419.96)

TOTAL	(4,506,729.97)

*	Amounts are illustrative based on pro forma accounts as of May 28, 2011.

Ashland (China) Holdings Co., Ltd.:

The following accounts receivable of Ashland (China) Holdings Co., Ltd. are Retained China Accounts Receivable:

Retained China Accounts Receivable of Ashland (China) Holdings Co., Ltd.

Description	Amount (in CNY)*
114210 Misc A/R- NonSystem**	614,834.00
114588 Acct & NR PC Adj	2,547,893.45
114591 Reserve for D/A - A/R Other	(59,945.48)

TOTAL	3,102,781.97

*	Amounts are illustrative based on pro forma accounts as of May 28, 2011.
**	To the extent that receivables in account 114210 offset the payables in account 214131 (LTIP Current), such receivables will transfer and will be included in Net Working Capital.

The following prepaid expenses of Ashland (China) Holdings Co., Ltd. are Retained China Prepaid Expenses:

Retained China Prepaid Expenses of Ashland (China) Holdings Co., Ltd.

Description	Amount (in CNY)*
118210 Prepaid Taxes & Licenses	93,457.57

TOTAL	93,457.57

*	Amounts are illustrative based on pro forma accounts as of May 28, 2011.

The following accounts payable of Ashland (China) Holdings Co., Ltd. are Retained China Accounts Payable:

Retained China Accounts Payable of Ashland (China) Holdings Co., Ltd.

Description	Amount (in CNY)*
212105 GR/IR Clearing Account	(33,216.08)
212108 GR/IR Materials	(330,411.26)
212118 GR/IR Customs Acct	(109,666.26)
213480 Serv Inc Tax Payable	0.00
213514 Tax - Profit Ctr Adj	151,614.74
213843 Input Vat Transfer Out CN	(13,430.85)
213844 Vat Refund for Export CN	(30,639.82)
213892 VAT Accrued Sales	(23,098.93)
213995 VAT Payable on Output CN	(18,253.38)
214132 Sales Incentive Plans	(258,911.56)
214135 Total Rewards	(64,361.26)
214149 Employee Co IncTax WH	0.00
214154 Employee Ben Clear	(63,938.79)
214998 Trade&Oth Pay PC Adj**	(1,444,113.25)

TOTAL	(2,238,426.70)

*	Amounts are illustrative based on pro forma accounts as of May 28, 2011.
**	Foreign-denominated trade accounts payable in account 214998 will be retained, but domestic vouchers payable will transfer (see table below).

For the avoidance of doubt, all domestic trade accounts payable of Ashland (China) Holdings Co., Ltd., including those listed in the below table, are not Retained China Accounts Payable, and as such they will be included in Accounts Payable:

Domestic trade accounts payable of Ashland (China) Holdings Co., Ltd.

                                         Description

Amount (in CNY)*

2058329 上海美凰国际物流有限公司

(69,032.86)

2058348 上海金燕航空服务有限公司

(9,930.00)

2058542 上海杰蒂商务咨询有限公司

(142.86)

2058563 上海新东方澳飞斯文化用品有限公司

(223.40)

2058751 上海秦世广告有限公司

(765.00)

2059191 中国移动通信集团上海有限公司

(948.00)

2060153 陆淼

(522.00)

2063892 师衡若

(14,060.60)

2064358 薛振中

(2,737.00)

2064467 张金红

(938.00)

2064468 李晖明

(5,509.16)

2064741 吴玉祥

(6,660.00)

2066642 刘湘

(689.80)

2073106 星络物流(上海)有限公司

(1,860.00)

2073712 北京创想空间商务通信服务有限公司

(483.00)

2076826 上海上络物流有限公司

(1,360.00)

2076979 中国联合网络通信有限公司

(46.80)

2079780 上海逐鼎贸易有限公司

(180.00)

2079781 上海逐鼎信息科技有限公司

(42.86)

2095450 联想（北京）有限公司

(321.00)

2096686 孟村回族自治县和美宇力化工有限公司

(36,842.54)

2102441 上海华毅东方展览服务有限公司

(36,600.00)

2106109 胡焕勇

(1,897.40)

2108753 杨杜忺

(450.45)

2109507 任曦

(19,034.70)

2112153 上海神坤物流有限公司

(6,381.13)

2113560 姜军旗

(8,336.67)

2115129 林珺敏

(1,806.22)

2115233 上海融安速递有限公司

(3,621.80)

2115457 杨赟

(3,440.00)

2116330 上海五勤印务科技有限公司

(4,500.00)

TOTAL

(239,363.25)

*	Amounts are illustrative based on pro forma accounts as of May 28, 2011 and do not reflect the amounts that will be included in the Closing Account.